Exhibit 5.1

November 24, 2021

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FAT Brands Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company, on or around the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of the resale, from time to time by the selling stockholders of the Company named therein (the “Selling Stockholders”), of up to an aggregate of 2,259,594 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares”). The Shares were issued by the Company pursuant to that certain Stock Purchase Agreement, dated as of June 26, 2021, by and among the Company, LS GFG Holdings Inc., a Delaware corporation, and LS Global Franchise L.P., a Delaware limited partnership and the sole stockholder of LS GFG Holdings Inc. We are delivering this opinion letter to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the related prospectus contained therein (the “Prospectus”), (ii) the Second Amended and Restated Certificate of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, (iv) the resolutions of the board of directors of the Company relating to the Shares and the Registration Statement, and (v) such other corporate records, documents, agreements and instruments of the Company, certificates of public officials, certificates of officers of the Company, and such other records, documents, agreements, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

FAT Brands Inc.

November 24, 2021

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to our firm appearing under the heading “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion letter and consent into any amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. This opinion letter is for your benefit in connection with the Registration Statement and the resale from time to time by the Selling Stockholders of the Shares, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP